EX 23.1

Consent of Independent Registered Public Accounting Firm

ASV Holdings, Inc.

Grand Rapids, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-218477) of ASV Holdings, Inc. of our report dated March 29, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Minneapolis, Minnesota

March 29, 2019